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                                                                                Exhibit 11


                                              SOUTHDOWN, INC. AND SUBSIDIARIES


                                       STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                     (In millions, except per share amounts - Unaudited)



                                                                   Three Months Ended           Nine Months Ended
                                                                    September 30,                September 30,
                                                                   1994         1993            1994          1993
         Earnings (loss) for primary earnings per share:
           Earnings (loss) before cumulative effect of a
            change in accounting principle and
            preferred stock dividends                          $     6.5    $     1.5      $     15.3    $     (0.3)
           Preferred stock dividends                                (2.5)        (1.2)           (7.0)         (3.7)
               Earnings (loss) for primary earnings per
                 share before cumulative effect of
                 a change in accounting principle                    4.0          0.3             8.3          (4.0)
           Cumulative effect of a change in accounting
                 principle                                            -            -               -          (48.5)
         Net earnings (loss) for primary earnings
                 per share                                     $     4.0   $      0.3     $       8.3    $    (52.5)


         Earnings (loss) for fully diluted earnings per
           share:
           Earnings (loss) before cumulative effect of a
             accounting principle and preferred
             stock dividends                                   $      6.5   $     1.5     $      15.3    $     (0.3)
           Antidilutive preferred stock dividends                    (2.5)       (1.2)           (7.0)         (3.7)
               Earnings (loss) for fully diluted
                 earnings per share before
                 cumulative effect of a change
                 in accounting principle                              4.0          0.3            8.3          (4.0)
           Cumulative effect of a change in accounting
                 principle                                             -            -               -         (48.5)
         Net earnings (loss) for fully diluted earnings
              per share                                        $      4.0   $      0.3    $       8.3    $    (52.5)

         Average shares outstanding:
           Common stock                                              17.2         16.9           17.2          16.9
             Common stock equivalents from assumed
               exercise of stock options and warrants
               (treasury stock method)                                0.5          0.3            0.6           0.1
           Total for primary earnings per share                      17.7         17.2           17.8          17.0

           Other potentially dilutive securities:
              - additional common stock equivalent from
                assumed exercise of stock options and
                warrants at ending market price                        -           0.6             -            0.8
              - assumed conversion of Series A
                convertible preferred stock at
                one-half share of common stock                        1.0          1.0            1.0           1.0
              - assumed conversion of Series B
                convertible preferred stock at
                2.5 shares of common stock                            2.3          2.4            2.3           2.4
              - assumed conversion of the Series D
                convertible preferred stock at
                1.51 shares of common stock                           2.6           -             2.4            -

           Total for fully diluted earnings per share                23.6         21.2           23.5          21.2


           Less:  Antidilutive securities
                    Stock options and warrants                          -            -              -         (0.9)
                    Series A preferred stock                         (1.0)        (1.0)          (1.0)        (1.0)
                    Series B preferred stock                         (2.3)        (2.4)          (2.3)        (2.4)
                    Series D preferred stock                         (2.6)           -           (2.4)          -

                                                                     17.7         17.8           17.8         16.9

         Earnings (loss) per share primary and fully
             diluted:
             Earnings (loss) before cumulative effect of
               a change in accounting principle                $    0.23     $    0.01     $     0.46   $    (0.24)

             Cumulative effect of a change in
               accounting principle                                    -            -               -        (2.86)
                                                               $     0.23    $    0.01     $     0.46   $    (3.10)

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